SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BabyUniverse, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	65-0797093

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

5601 NW 9th Avenue, Suite 104, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement number to which this form relates: 333-124395

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, $0.001 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing on page 56 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, File No. 333-124395 initially filed with the Securities and Exchange Commission on April 28, 2005 and amended on June 15, 2005 and July 13, 2005 (the “Registration Statement”), and is incorporated herein by reference. Any amendment or supplement to the Prospectus under the Registration Statement which may be subsequently filed with the Securities and Exchange Commission shall also be deemed incorporated by reference.

Item 2. Exhibits.

Exhibit Number		Description of Document

3.1*	—	Form of Amended and Restated Certificate of Incorporation of registrant to be filed immediately prior to the closing of the offering.

3.2*	—	Form of Amended and Restated Bylaws of registrant to be adopted immediately prior to the closing of the offering.

4.1*	—	Specimen Stock Certificate.

*	Filed as a like-numbered exhibit to the Registration Statement, which is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BABYUNIVERSE, INC. (Registrant)
Date: July 27, 2005	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer